Exhibit 99.3

LENNAR AND CALATLANTIC UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Lennar Corporation, a Delaware corporation (“Lennar” or the “Company”), and a wholly-owned subsidiary of the Company (“Merger Sub”) entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with CalAtlantic Group, Inc., a Delaware corporation (“CalAtlantic”). Subject to the terms and conditions of the Merger Agreement, CalAtlantic will be merged with and into Merger Sub, with Merger Sub continuing as the surviving corporation (the “Merger”). The completion of the Merger is subject to the satisfaction or waiver of certain conditions, including (a) the adoption of the Merger Agreement and Merger by the CalAtlantic stockholders, and (b) the approval by the holders the Company’s Class A common stock and Class B common stock, voting together without regard to class, to issue the Company’s Class A common stock and Class B common stock in the Merger. In connection with the Merger, Lennar expects to conduct a senior notes offering (the “Senior Notes Offering”) to raise approximately $1,000,000,000 in gross proceeds to fund all or a portion of the cash consideration that may be payable in the Merger and for general corporate purposes. Although Lennar expects to complete the Senior Notes Offering, the completion of the Senior Notes Offering is not a condition to the completion of the Merger. The Senior Notes Offering will be made solely by way of one or more offering documents in compliance with applicable law and these pro forma financial statements should not be considered an offer to sell or the solicitation of an offer to purchase any securities of Lennar.

The following presents the unaudited pro forma condensed combined balance sheets of Lennar and CalAtlantic, giving effect to the Merger as if it had been consummated on August 31, 2017. The unaudited pro forma condensed combined statements of operations for the nine months ended August 31, 2017 and for the year ended November 30, 2016 present the historical consolidated statements of operations of Lennar and CalAtlantic, giving effect to the Merger as if it had been consummated on December 1, 2015, the beginning of the earliest period presented.

The unaudited pro forma financial statements also give effect to the Senior Notes Offering as though it had occurred as of the same date as the Merger.

Lennar’s fiscal year ends on November 30, and CalAtlantic’s fiscal year ends on December 31. As a consequence of Lennar’s and CalAtlantic’s different fiscal years:

•	The unaudited pro forma condensed combined balance sheet as of August 31, 2017 combines Lennar’s historical unaudited condensed consolidated balance sheet as of August 31, 2017, which was the end of Lennar’s third fiscal quarter, and CalAtlantic’s historical unaudited consolidated balance sheet as of September 30, 2017, which was the end of CalAtlantic’s third fiscal quarter.

•	The unaudited pro forma condensed combined statement of operations for the nine months ended August 31, 2017 combines Lennar’s historical unaudited condensed consolidated statement of operations for the nine months ended August 31, 2017, which were the first three quarters of Lennar’s current fiscal year, and CalAtlantic’s historical unaudited consolidated statement of operations for the nine months ended September 30, 2017, which were the first three quarters of CalAtlantic’s current fiscal year.

•	The unaudited pro forma condensed combined statement of operations for the year ended November 30, 2016 combines Lennar’s historical audited condensed consolidated statement of operations for the year ended November 30, 2016, which was Lennar’s most recently completed fiscal year, and CalAtlantic’s historical audited consolidated statement of operations for the year ended December 31, 2016, which was CalAtlantic’s most recently completed fiscal year.

The historical consolidated financial statements of CalAtlantic have been adjusted to reflect certain reclassifications in order to conform with Lennar’s financial statement presentation. For a description of the reclassifications, see Note 5 to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 805, Business Combinations, with Lennar considered as the accounting acquirer and CalAtlantic as the accounting acquiree. Accordingly, consideration paid by the Company to complete the Merger will be allocated to identifiable assets and liabilities of CalAtlantic based on their estimated fair values as of the closing date of the Merger.

As of the date hereof, Lennar has not engaged a consultant to assist with the fair value measurements of the acquired assets and liabilities; as such, the fair value measurements have not been completed as of the date of this filing, accordingly, the detailed valuation studies necessary to arrive at the required estimates of the fair value of the CalAtlantic assets to be acquired and the liabilities to be assumed are preliminary and subject to completion. In addition, there may be additional adjustments necessary to conform CalAtlantic’s accounting policies to Lennar’s accounting policies. A final determination of the fair value of CalAtlantic’s assets and liabilities will be based on the actual net tangible and intangible assets and liabilities of CalAtlantic that exist as of the date of completion of the Merger and, therefore, cannot be made prior to the completion of the transaction. Additionally, the value of the consideration to be given by Lennar to complete the Merger will be determined based on the trading prices of Lennar’s Class A and Class B common stock at the time of the completion of the Merger. Accordingly, the pro forma purchase price adjustments are preliminary and are subject to further adjustments as additional information becomes available and as additional analyses are performed. The preliminary pro forma purchase price adjustments have been made solely for the purpose of providing the unaudited pro forma condensed combined financial statements presented below. Lennar has estimated the fair value of CalAtlantic’s assets and liabilities based on discussions with CalAtlantic’s management, preliminary analyses, due diligence and information presented in public filings. Until the Merger is completed, Lennar and CalAtlantic are limited in their ability to share information; thus, there currently is not sufficient information for a definitive measurement and the unaudited pro forma condensed combined financial statements presented herein are preliminary. Upon completion of the Merger, final valuations will be performed. Differences between these preliminary estimates and the final valuations and acquisition accounting will occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined future results of operations and financial position.

These unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with (1) the unaudited interim consolidated financial statements of Lennar and CalAtlantic contained in their respective Quarterly Reports on Form 10-Q for the quarterly period ended August 31, 2017 and September 30, 2017, respectively, and (2) the audited consolidated financial statements of Lennar and CalAtlantic contained in their respective Annual Reports on Form 10-K for the year ended November 30, 2016 and December 31, 2016, respectively all of which are incorporated by reference herein. The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of Lennar would have been had the Merger occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position.

We expect to incur significant costs associated with integrating the operations of Lennar and CalAtlantic. The unaudited pro forma condensed combined financial statements do not reflect the costs of any integration activities or benefits that may result from realization of future cost savings from operating efficiencies or revenue synergies expected to result from the Merger. In addition, the unaudited pro forma condensed combined financial statements exclude non-recurring items that are directly attributable to the Merger, employee retention costs or professional fees incurred by Lennar or CalAtlantic pursuant to provisions contained in the Merger Agreement, as those costs are not considered part of the purchase price.

Lennar Corporation

Unaudited Pro Forma Condensed Combined Balance Sheet

As of August 31, 2017

	Lennar Corporation Historical	Condensed as Adjusted CalAtlantic (See Note 4)	Pro Forma Merger Adjustments	See Note 3	Pro Forma Combined	Senior Notes Offering Adjustments	See Note 5	Pro Forma Combined with Senior Notes offering
	(Dollars in thousands)
ASSETS
Homebuilding:
Cash and cash equivalents	$564,591	$83,310	$(1,332,229)	A	$(684,328)	$1,000,000	K	$315,672
Restricted cash	9,051	29,620	—		38,671	—		38,671
Receivables, net	86,640	36,323	—		122,963	—		122,963
Inventories:
Consolidated inventory owned	10,535,005	6,946,766	(160,844)	B	17,320,927	33,750	L	17,354,677
Consolidated inventory not owned	386,579	91,944	—		478,523	—		478,523

Total inventories	10,921,584	7,038,710	(160,844)		17,799,450	33,750		17,833,200

Investments in unconsolidated entities	1,016,588	130,692	(49,326)	C	1,097,954	—		1,097,954
Goodwill	140,270	985,185	2,148,650	D	3,274,105	—		3,274,105
Other Assets	936,796	506,063	195,926	E	1,638,785	—		1,638,785

Total homebuilding assets	13,675,520	8,809,903	802,177		23,287,600	1,033,750		24,321,350

Financial services	1,385,188	269,131	—		1,654,319	—		1,654,319
Rialto	1,195,407	—	—		1,195,407	—		1,195,407
Lennar Multifamily	683,258	—	—		683,258	—		683,258

Total Assets	16,939,373	9,079,034	802,177		26,820,584	1,033,750		27,854,334

LIABILITIES AND EQUITY
Homebuilding:
Accounts payable	524,852	177,752	—		702,604	—		702,604
Liabilities related to consolidated inventory not owned	381,679	12,902	—		394,581	—		394,581
Senior notes payable and other debts	5,523,765	3,822,138	296,052	F	9,641,955	1,000,000	K	10,641,955
Other liabilities	1,068,028	549,522	—		1,617,550	33,750	L	1,651,300

Total homebuilding liabilities	7,498,324	4,562,314	296,052		12,356,690	1,033,750		13,390,440

Financial services	950,098	173,617	—		1,123,715	—		1,123,715
Rialto	703,329	—	—		703,329	—		703,329
Lennar Multifamily	128,162	—	—		128,162	—		128,162
Total Liabilities	9,279,913	4,735,931	296,052		14,311,896	1,033,750		15,345,646

Total Stockholders’ Equity	7,554,260	4,329,211	506,125	G	12,389,596	—		12,389,596
Noncontrolling interest	105,200	13,892	—		119,092	—		119,092
Total Equity	7,659,460	4,343,103	506,125		12,508,688	—		12,508,688

Total Liabilities and Equity	16,939,373	9,079,034	802,177		26,820,584	1,033,750		27,854,334

See accompanying notes to unaudited pro forma condensed combined financial statements, which are an integral part of these statements.

Lennar Corporation

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended August 31, 2017

	Lennar Corporation Historical	Condensed as Adjusted CalAtlantic (See Note 4)	Pro Forma Merger Adjustments	See Note 3	Pro Forma Combined	Senior Notes Offering Adjustments	See Note 5	Pro Forma Combined with Senior Notes offering
	(Dollars in thousands, except per share amounts)
Revenues:
Homebuilding	$7,789,630	$4,474,656	—		$12,264,286	—		$12,264,286
Financial services	571,462	60,394	—		631,856	—		631,856
Rialto	207,804	—	—		207,804	—		207,804
Multifamily	291,900	—	—		291,900	—		291,900

Total revenues	8,860,796	4,535,050	—		13,395,846	—		13,395,846

Costs and expenses:
Homebuilding	$6,829,109	$4,012,837	—		$10,841,946	$13,500	M	$10,855,446
Financial services	458,014	36,919	—		494,933	—		494,933
Rialto	175,492	—	—		175,492	—		175,492
Multifamily	301,303	—	—		301,303	—		301,303
Corporate general and administrative expenses	200,333	58,684	—		259,017	—		259,017

Total costs and expenses	7,964,251	4,108,440	—		12,072,691	13,500		12,086,191

Homebuilding equity in earnings (loss) from unconsolidated entities	(42,691)	9,760			(32,931)	—		(32,931)
Other income (expense), net	12,364	(4,082)	—		8,282			8,282
Homebuilding loss due to litigation	(140,000)	—	—		(140,000)	—		(140,000)
Rialto equity in earnings from unconsolidated entities	11,310	—	—		11,310	—		11,310
Rialto other expense, net	(54,119)	—	—		(54,119)	—		(54,119)
Multifamily equity in earnings from unconsolidated entities	44,219	—	—		44,219	—		44,219

Earnings before income taxes	727,628	432,288	—		1,159,916	(13,500)		1,146,416
Provision for income taxes	(253,656)	(157,322)	—		(410,978)	4,765	N	(406,213)

Net earnings (including net earnings (loss) attributable to noncontrolling interests)	473,972	274,966	—		748,938	(8,735)		740,203
Less: Net earnings (loss) attributable to noncontrolling interests	(26,918)	—	—		(26,918)	—		(26,918)
Less: Net earnings allocated to unvested restricted stock	—	1,104	—		1,104	—		1,104

Net income available to common stockholders	500,890	273,862	—		774,752	(8,735)		766,017

Per Common Share:
Earnings—basic	$2.13	2.43	—		2.45	—		2.42
Earnings—diluted	$2.13	2.14	—		2.45	—		2.42
Weighted average shares
Basic (000s)	232,361	112,778	(28,938)	J	316,201	—		316,201
Diluted (000s)	232,363	129,521	(45,681)	J	316,203	—		316,203

See accompanying notes to unaudited pro forma condensed combined financial statements, which are an integral part of these statements.

Lennar Corporation

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended November 30, 2016

	Lennar Corporation Historical	Condensed as Adjusted CalAtlantic (See Note 4)	Pro Forma Merger Adjustments	See Note 3	Pro Forma Combined	Senior Notes Offering Adjustments	See Note 5	Pro Forma Combined with Senior Notes offering
	(Dollars in thousands, except per share amounts)
Revenues:
Homebuilding	$9,741,337	$6,388,040	—		$16,129,377	—		$16,129,377
Financial services	687,255	88,695	—		775,950	—		775,950
Rialto	233,966	—	—		233,966	—		233,966
Multifamily	287,441	—	—		287,441	—		287,441

Total revenues	10,949,999	6,476,735	—		17,426,734	—		17,426,734

Costs and expenses:
Homebuilding	$8,399,881	$5,582,287	—		$13,982,168	$23,625	M	$14,005,793
Financial services	523,638	49,081	—		572,719	—		572,719
Rialto	229,769	—	—		229,769	—		229,769
Multifamily	301,786	—	—		301,786	—		301,786
Corporate general and administrative expenses	232,562	79,582	—		312,144	—		312,144

Total costs and expenses	9,687,636	5,710,950	—		15,398,586	23,625		15,422,211

Homebuilding equity in earnings (loss) from unconsolidated entities	(49,275)	4,057	—		(45,218)	—		(45,218)
Other income (expense), net	52,751	(16,726)	4,800	H	40,825	—		40,825
Rialto equity in earnings from unconsolidated entities	18,961	—	—		18,961	—		18,961
Rialto other expense, net	(39,850)	—	—		(39,850)	—		(39,850)
Multifamily equity in earnings from unconsolidated entities	85,519	—	—		85,519	—		85,519

Earnings before income taxes	1,330,469	753,116	4,800		2,088,385	(23,625)		2,064,760
Provision for income taxes	(417,378)	(268,386)	(1,694)	I	(687,458)	8,340	N	(679,118)

Net earnings (including net earnings (loss) attributable to noncontrolling interests)	913,091	484,730	3,106		1,400,927	(15,285)		1,385,642
Less: Net earnings attributable to noncontrolling interests	1,247	—	—		1,247	—		1,247
Less: Net earnings allocated to unvested restricted stock	—	1,168	—		1,168	—		1,168

Net income available to common stockholders	$911,844	483,562	3,106		1,398,512	(15,285)		1,383,227

Per Common Share
Earnings—basic	$4.13	4.09	—		4.63	—		4.58
Earnings—diluted	$3.93	3.60	—		4.45	—		4.40
Weighted average shares
Basic (000s)	218,421	118,213	(34,373)	J	302,261	—		302,261
Diluted (000s)	230,712	135,985	(52,145)	J	314,552	—		314,552

See accompanying notes to unaudited pro forma condensed combined financial statements, which are an integral part of these statements.

Lennar Corporation

Notes to Pro Forma Condensed Combined Financial Statements

(Unaudited)

1.        Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with S-X Article 11 which gives effect to the Merger under Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”) using the acquisition method of accounting giving effect to the Merger involving Lennar and CalAtlantic, with Lennar as the acquirer. The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position had the Merger been consummated at August 31, 2017 or the results of operations had the Merger been consummated at December 1, 2015, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities.

Under the acquisition method of accounting, the assets and liabilities of CalAtlantic will be recorded at the respective fair values on the Merger date. The fair value on the Merger date represents management’s best estimates based on available information and facts and circumstances in existence on the Merger date. The pro forma allocation of purchase price reflected in the unaudited pro forma condensed combined financial information is preliminary and subject to adjustment. Adjustments may include, but not be limited to, changes in (i) the underlying values of assets and liabilities if market conditions differ from current assumptions; or (ii) if information unknown as of the completion of the Merger becomes known.

The accounting policies of both Lennar and CalAtlantic are in the process of being reviewed in detail. Upon completion of such review, conforming adjustments or financial statement reclassification may be determined.

The unaudited pro forma condensed combined balance sheet has been adjusted to reflect the preliminary valuation of the net assets acquired including goodwill. The valuation of the assets and liabilities in these unaudited pro forma condensed combined financial statements is based upon a purchase price of approximately $6.2 billion. This amount was derived as described below, based on the outstanding shares of CalAtlantic common stock at August 31, 2017, and in accordance with the Merger Agreement, pursuant to which CalAtlantic’s stockholders will receive 0.885 shares of our Class A common stock for each share of CalAtlantic’s common stock and, as discussed below, shares of Class B common stock. Based on a Lennar Class A common stock close price of $58.71 on November 10, 2017, each CalAtlantic common share would have a value of $51.96 based on the exchange ratio. CalAtlantic’s stockholders will also receive one share of Class B common stock for every 50 shares of Class A common stock issued as merger consideration. The actual number of shares of Lennar’s Class A and Class B common stock to be issued in the Merger will be based upon the actual number of CalAtlantic shares outstanding when the Merger becomes effective, and the valuation of those shares will be based on the trading price of Lennar’s Class A and Class B common stock, as applicable, when the Merger becomes effective. The purchase price also includes the estimated fair value of outstanding equity awards held by employees of CalAtlantic, some of which will become fully vested as of the date of the Merger and will entitle the holders to receive Lennar Class A common stock, adjusted for the 0.885 exchange ratio, and Lennar Class B common stock based on the 0.0177 exchange ratio. Accordingly, the purchase price includes an estimated fair value of equity awards to be issued by Lennar of approximately $73 million.

Lennar’s fiscal year ends on November 30, and CalAtlantic’s fiscal year ends on December 31. As a consequence of Lennar’s and CalAtlantic’s different fiscal years:

•	The unaudited pro forma condensed combined balance sheet as of August 31, 2017 combines Lennar’s historical unaudited condensed consolidated balance sheet as of August 31, 2017, which was the end of Lennar’s third fiscal quarter, and CalAtlantic’s historical unaudited consolidated balance sheet as of September 30, 2017, which was the end of CalAtlantic’s third fiscal quarter.

•	The unaudited pro forma condensed combined statement of operations for the nine months ended August 31, 2017 combines Lennar’s historical unaudited condensed consolidated statement of operations for the nine months ended August 31, 2017, which were the first three quarters of Lennar’s current fiscal year, and CalAtlantic’s historical unaudited consolidated statement of operations for the nine months ended September 30, 2017, which were the first three quarters of CalAtlantic’s current fiscal year.

•	The unaudited pro forma condensed combined statement of operations for the year ended November 30, 2016 combines Lennar’s historical audited condensed consolidated statement of operations for the year ended November 30, 2016, which was Lennar’s most recently completed fiscal year, and CalAtlantic’s historical audited consolidated statement of operations for the year ended December 31, 2016, which was CalAtlantic’s most recently completed fiscal year.

2.        Estimated Merger and Integration Costs

In connection with the Merger, the plan to integrate Lennar’s and CalAtlantic’s operations is still being developed. Lennar expects to incur significant costs associated with integrating the operations of Lennar and CalAtlantic. The unaudited pro forma condensed combined financial statements do not reflect the costs of any integration activities or benefits that may result from realization of future cost savings from expected operating efficiencies or synergies. In addition, the unaudited pro forma condensed combined financial statements exclude non-recurring items that are directly attributable to the Merger, employee retention costs or professional fees incurred by Lennar or CalAtlantic in connection with the Merger. Over the next several months, the specific details of these plans will continue to be refined. Lennar and CalAtlantic are currently in the process of assessing their respective businesses to determine where they may eliminate potential redundancies. Lennar expects to incur Merger-related expenses including system conversion costs, employee retention and severance agreements, communications to customers, and others. To the extent there are costs associated with these actions, the costs will be recorded based on the nature and timing of these integration actions. Most acquisition and restructuring costs are recognized separately from a business combination and generally will be expensed as incurred. We currently estimate that the Merger-related costs will be approximately $170 million and expect they will be incurred primarily in fiscal year 2018: these estimated costs are not reflected in the accompanying pro forma condensed combined statement of operations for the year ended November 30, 2016 and August 31, 2017, but are reflected in the pro forma condensed combined balance sheet as of August 31, 2017.

3.        Pro Forma Merger Adjustments

The following pro forma adjustments have been reflected in the unaudited pro forma condensed combined financial information. All taxable adjustments were calculated using a 39% tax rate to arrive at deferred tax asset or liability adjustments. All adjustments are based on current assumptions and valuations, which are subject to change.

The unaudited pro forma condensed combined financial statements reflect the following adjustments:

Balance Sheet

(Dollars in thousands)

A. Adjustments to Cash and Cash Equivalents

Lennar estimates that its expenses for the Merger will be approximately $70 million, which will be reflected as an expense of Lennar in the period the expense is incurred. These costs include fees for investment banking services, legal, accounting, due diligence, tax, valuation, printing and other various services necessary to complete the transaction. These estimated expenses of Lennar are reflected in the pro forma balance sheet as of August 31, 2017 as a reduction to cash and a decrease to retained earnings. These estimated expenses are not reflected in the pro forma statement of operations as they are non-recurring charges which result directly from the Merger. The pro forma financial statements do not reflect any potential termination fees that could be required if the Merger was not completed.

$(70,000)

Each of CalAtlantic’s executive officers is a party to an executive severance agreement, under which the executive will have the right to receive a lump sum cash payment (and other benefits) if the executive’s employment is terminated without “cause” or the executive resigns for “good reason.” Lennar expects to incur change of control costs of approximately $100 million relating to certain executive officers of CalAtlantic. These estimated expenses of Lennar are reflected in the pro forma balance sheet as of August 31, 2017 as a reduction to cash and a decrease to retained earnings. These cash payments are not reflected in the pro forma statement of operations as they are non-recurring charges which result directly from the Merger.

(100,000)
To reflect portion of purchase price assumed to be paid in cash.	(1,162,229)

$(1,332,229)

Change in Control Payments:

Under the Merger Agreement, CalAtlantic options, restricted stock units, performance stock units and stock appreciation rights will entitle holders to acquire upon exercise shares of Lennar Class A and Class B common stock equal to (i) the number of shares of CalAtlantic common stock as to which they are exercised times the number of shares of Lennar Class A and Class B common stock issuable as merger consideration with regard to a share of CalAtlantic common stock, with appropriate adjustments to exercise prices of options and stock appreciation rights, unless particular options, RSUs, PSUs or stock appreciation rights provide for different treatment. When the merger takes place, all performance based vesting requirements with regard to RSUs will be deemed to be satisfied at the target level. Also, change of control agreements with some CalAtlantic employees will cause all options and other share based incentives to vest at the time of the Merger.

B. Adjustments to Inventories

To reflect fair value adjustments of inventories owned. Inventories owned (excluding homes in backlog) were adjusted to their estimated fair value in accordance with ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”). This evaluation and the assumptions used by Lennar’s management to determine fair value required a substantial degree of judgment, especially with respect to real estate projects that have a substantial amount of development to be completed, have not started selling or are in the early stages of sales, or are longer-term in duration. Due to the inherent uncertainty in the estimation process and the time required to properly evaluate the fair value of the assets acquired, significant volatility in the demand for new housing, and the availability of mortgage financing for potential homebuyers, the fair value of the inventory to be acquired in the Merger may fluctuate significantly between August 31, 2017 and the final completion of the Merger.

$(304,805)
To reflect fair value adjustments of backlog inventory.	94,635
To reflect reclassification of the investments in unconsolidated entities to consolidated inventory due to three unconsolidated joint ventures becoming 100% owned as a result of the Merger	49,326

$(160,844)

C. Adjustments to Investments in unconsolidated entities
To reflect reclassification of the investments in unconsolidated entities to consolidated inventory due to three unconsolidated joint ventures becoming 100% owned as a result of the Merger.	$(49,326)

D. Adjustments to Goodwill
To reflect elimination of goodwill from CalAtlantic’s balance sheet as of September 30, 2017.	$(985,185)
To reflect the excess purchase price over the book value of the assets acquired and liabilities assumed, which has not been allocated.	3,133,835

2,148,650

E. Adjustments to Homebuilding other assets
To eliminate capitalized debt issuance costs.	$(2,459)
Adjustment to the deferred tax asset reflects the impact of the portion of the purchase price allocated to the assets and liabilities that is non-deductible for income tax purposes.	198,385

$195,926

F. Adjustments to Debt
To reflect fair value adjustment of CalAtlantic’s senior notes using a market approach. The market approach is used to estimate fair value through the analysis of recent sales of comparable liabilities with matching terms. Certain types of liabilities, such as the senior notes, trade in active secondary markets. As such, sale price information is readily available for a comparative analysis with the subject liabilities.	$299,458
To reflect fair value adjustment of CalAtlantic’s secured project debt and other notes payable.	(3,406)

$296,052

G. Adjustments to Stockholders’ Equity
To reflect Lennar’s estimated transaction and integration costs related to the Merger. See note A above.	$(70,000)
To reflect Lennar’s estimate of certain severance costs related to the Merger. See note A above.	(100,000)
To reflect the issuance of approximately 83.8 million shares of Class A common stock of Lennar (including Class A common stock in connection with replacement of CalAtlantic’s equity awards).	4,922,251
To reflect the issuance of approximately 1.7 million shares of Class B common stock of Lennar.	83,085
To reflect acquisition and cancellation of CalAtlantic’s common stock and elimination of CalAtlantic’s equity.	(4,329,211)

$506,125

Statement of Operations
(In thousands)	Nine Months Ended August 31, 2017	Year Ended November 30, 2016
H. Adjustments to Other income expense, net
To reflect adjustment for trade name amortization recorded by CalAtlantic in relation to their acquisition of The Ryland Group, Inc.	$—	$4,800
CalAtlantic’s statement of operations includes merger and integration costs related to their acquisition of Ryland Group, Inc. No adjustment has been reflected in the pro forma statement of operations, but is disclosed as it would not have subsequent impact to the statement of operations.	2,258	11,230

I. Adjustments to provision for income taxes
Adjustment to the income tax provision for the pro forma adjustments at the estimated combined pro forma effective tax rate.	$—	$1,694

J. Adjustments to weighted average shares
To reflect the pro forma shares outstanding after issuance of Lennar Class A common stock related to the acquisition and cancellation of CalAtlantic’s common stock
Basic	(28,938)	(34,373)
Diluted	(45,681)	(52,145)

4.        Reclassifications on the Condensed Historical Presentation for the Pro Forma Balance Sheet and Pro Forma Statement of Operations

Certain financial statement line items included in CalAtlantic’s historical presentation have been reclassified to corresponding line items as included in Lennar’s historical presentation for the purpose of preparing the unaudited pro forma condensed combined balance sheet and statements of operations as follows:

Pro Forma Condensed Combined Balance Sheet

As of September 30, 2017

	Condensed Historical Presentation	Reclassification Adjustments	See Notes	Condensed As Adjusted CalAtlantic
	(Dollars in thousands)
ASSETS
Homebuilding:
Cash and equivalents	$83,310	$—		$83,310
Restricted cash	29,620	—		29,620
Receivables, net	—	36,323	1	36,323
Inventories:
Owned	6,946,766	—		6,946,766
Not owned	91,944	—		91,944

Total Inventories	7,038,710	—		7,038,710
Investments in unconsolidated entities	130,692	—		130,692
Deferred income taxes, net	307,251	(307,251)	2	—
Goodwill	985,185	—		985,185
Other assets	235,135	270,928	1, 2	506,063

Total homebuilding assets	8,809,903	—		8,809,903

Financial services:
Cash and equivalents	46,357	(46,357)	3	—
Restricted cash	21,205	(21,205)	3	—
Loans held-for-sale	160,068	(160,068)	3	—
Loans held-for-investment, net	25,510	(25,510)	3	—
Other assets	15,991	(15,991)	3	—

Total financial services assets	—	269,131	3	269,131

Total Assets	$9,079,034	—		$9,079,034

LIABILITIES
Homebuilding:
Accounts payable	$177,752	—		$177,752
Accrued liabilities	562,424	(562,424)	4	—
Liabilities related to consolidated inventory not owned	—	12,902	5	12,902
Revolving credit facility	295,600	(295,600)	6	—
Secured project debt and other notes payable	43,150	(43,150)	7	—
Senior notes payable	3,483,388	(3,483,388)	8	—
Senior notes and other debts payable	—	3,822,138	6,7,8	3,822,138
Other liabilities	—	549,522	4,5	549,522

Total homebuilding liabilities:	4,562,314	—		4,562,314

Financial services:
Accounts payable and other liabilities	20,831	(20,831)	9	—
Mortgage credit facilities	152,786	(152,786)	9	—

Total financial services liabilities:	—	173,617	9	173,617

Total Liabilities	4,735,931	—		4,735,931

Total Equity	4,343,103	—		4,343,103

Total Liabilities and Equity	$9,079,034	—		$9,079,034

Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended September 30, 2017

	Condensed Historical Presentation	Reclassification Adjustments	See Notes	Condensed As Adjusted CalAtlantic
	(Dollars in thousands)
Homebuilding:
Home sale revenues	$4,473,480	$—		$4,473,480
Land sale revenues	1,176	—		1,176

Total revenues	4,474,656	—		4,474,656

Cost of home sales	(3,572,572)	—		(3,572,572)
Cost of land sales	(247)	—		(247)

Total cost of sales	(3,572,819)	—		(3,572,819)

Gross margin	901,837	—		901,837
Selling, general and administrative expenses	(498,702)	58,684	10	(440,018)
Equity in earnings (loss) from unconsolidated entities	9,760	—		9,760
Other income (expense), net	(4,082)	—		(4,082)

Homebuilding pretax income	408,813	58,684		467,497

Financial services:
Revenues	60,394	—		60,394
Expenses	(36,919)	—		(36,919)

Financial services pretax income	23,475	—		23,475

Corporate general and administrative expenses	—	(58,684)	10	(58,684)

Earnings before income taxes	432,288	—		432,288
Provision for income taxes	(157,322)	—		(157,322)

Net earnings (including net earnings (loss) attributable to noncontrolling interests)	274,966	—		274,966
Less: Net earnings allocated to unvested restricted stock	(1,104)	—		(1,104)

Net income available to common stockholders	273,862	—		273,862

Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2016

	Condensed Historical Presentation	Reclassification Adjustments	See Notes	Condensed As Adjusted CalAtlantic
	(Dollars in thousands)
Homebuilding:
Home sale revenues	$6,354,869	$—		$6,354,869
Land sale revenues	33,171	—		33,171

Total revenues	6,388,040	—		6,388,040

Cost of home sales	(4,967,278)	—		(4,967,278)
Cost of land sales	(30,132)	—		(30,132)

Total cost of sales	(4,997,410)	—		(4,997,410)

Gross margin	1,390,630	—		1,390,630
Selling, general and administrative expenses	(664,459)	79,582	10	(584,877)
Equity in earnings (loss) from unconsolidated entities	4,057	—		4,057
Other income (expense), net	(16,726)	—		(16,726)

Homebuilding pretax income	713,502	79,582		793,084

Financial services:
Revenues	88,695	—		88,695
Expenses	(49,081)	—		(49,081)

Financial services pretax income	39,614	—		39,614

Corporate general and administrative expenses	—	(79,582)	10	(79,582)

Earnings before income taxes	753,116	—		753,116
Provision for income taxes	(268,386)	—		(268,386)

Net earnings (including net earnings (loss) attributable to noncontrolling interests)	484,730	—		484,730
Less: Net earnings allocated to unvested restricted stock	(1,168)	—		(1,168)

Net income available to common stockholders	483,562	—		483,562

Notes to Pro Forma Balance Sheet and Pro Forma Statements of Operations:

Balance Sheet

(Dollars in thousands)
1. Reclass to Receivables, net
To reclass receivables, net from other assets to conform to Lennar’s balance sheet.	$36,323
2. Reclass of Deferred income taxes, net
To reclass deferred income taxes, net to other assets to conform to Lennar’s balance sheet.	$(307,251)
3. Reclass of Financial services assets
To reclass financial services assets to conform to Lennar’s balance sheet.	$(269,131)
4. Reclass of Accrued liabilities
To reclass portion of accrued liabilities to other liabilities to conform to Lennar’s balance sheet.	$(562,424)
5. Reclass to Liabilities related to consolidated inventory not owned
To reclass portion of other liabilities to liabilities related to consolidated inventory not owned to conform to Lennar’s balance sheet.	$12,902
6. Reclass of Revolving credit facility
To reclass revolving credit facility to senior notes and other debts payable to conform to Lennar’s balance sheet.	$(295,600)
7. Reclass of Secured project debt and other notes payable
To reclass secured project debt and other notes payable to senior notes and other debts payable to conform to Lennar’s balance sheet.	$(43,150)
8. Reclass of Senior notes payable
To reclass senior notes payable to senior notes and other debts payable to conform to Lennar’s balance sheet.	$(3,483,388)
9. Reclass of Financial services liabilities
To reclass financial services liabilities to conform to Lennar’s balance sheet.	$(173,617)

Statement of Operations

	Nine Months Ended September 30, 2017	Year Ended December 31, 2016
	(Dollars in thousands)
10. Reclass for Corporate general and administrative expenses
To reflect general and administrative expenses related to corporate general and administrative expenses to conform to Lennar’s statement of operations	$58,684	$79,582

5.        Pro Forma Senior Notes Offering Adjustments

The following pro forma Senior Notes Offering adjustments have been reflected in a separate column in the unaudited pro forma condensed combined financial information. All taxable adjustments were calculated using a 39% tax rate. For the purposes of these pro forma financial statements, the Company has assumed that it will issue $1,000,000,000 principal amount of debt securities in one or more offerings to fund a portion of the Cash Election Option payable by us in connection with the Merger and a portion of the related transaction costs and expenses. For purposes of the preliminary pro forma condensed combined statement of operations, the Company has assumed such indebtedness is outstanding throughout all periods presented. Each 0.125% change in the assumed interest rate would change the total pro forma interest paid by approximately $937,500 for the nine months ended August 31, 2017, and $1.25 million for the year ended November 30, 2016. All adjustments are based on current assumptions and valuations, which are subject to change.

The unaudited pro forma condensed combined financial statements reflect the following adjustments:

Balance Sheet

(Dollars in thousands)	August 31, 2017
K. Adjustments to Cash and equivalents and senior notes payable
To reflect issuance of debt	$1,000,000
L. Adjustments to consolidated inventory owned and other liabilities
To reflect capitalized interest in inventory due to interest incurred on the notes	$33,750

Income Statement

	Nine months ended August 31, 2017	Year ended November 30, 2016
	(Dollars in thousands)
M. Adjustments to Homebuilding Costs and expenses:
To reflect interest costs included in Homebuilding costs and expenses due to issuance of $1 billion of senior notes payable	$13,500	$23,625
N. Adjustments to Provision for income taxes:
Adjustments to the income tax provision for the pro forma adjustments at the estimated combined pro forma effective tax rate.	$4,765	$8,340

6.        Preliminary Purchase Price

The preliminary purchase price as of the Merger announcement date using Lennar’s stock price as of November 10, 2017 and CalAtlantic’s balance sheet and stock outstanding as of September 30, 2017 is calculated as follows:

(Dollars in thousands)
CalAtlantic shares of common stock outstanding as of September 30, 2017	110,217,216
CalAtlantic shares of common stock attributable to convertible notes and equity awards that convert upon change of control	8,600,000
CalAtlantic shares assumed to elect cash conversion	24,082,667
CalAtlantic shares assumed to exchange	94,734,549
Exchange ratio	0.885
Number of shares of Lennar Class A common stock to be issued in exchange	83,840,076
Number of shares of Lennar Class B common stock to be issued in exchange (due to Class B common stock dividend)	1,676,802

Consideration attributable to Class A common stock	$4,922,251
Consideration attributable to Class B common stock	$83,085
Consideration attributable to cash	$1,162,229

Total pro forma purchase price	$6,167,565

The following is a preliminary estimate of the assets to be acquired and the liabilities to be assumed by Lennar in the Merger, reconciled to the estimate of consideration expected to be transferred:

(Dollars in thousands)
Total pro forma purchase price	$6,167,565
Fair value of assets acquired:
Homebuilding assets:
Cash and equivalents	83,310
Restricted cash	29,620
Receivables	36,323
Inventories:
Consolidated inventory owned	6,785,922
Consolidated inventory not owned	91,944

Total Inventories	6,877,866

Investments in unconsolidated entities	81,366
Goodwill	3,133,835
Other assets	701,989

Total homebuilding assets	10,944,309

Financial services assets	269,131

Total assets acquired	11,213,440

Fair value of liabilities assumed:
Homebuilding liabilities
Accounts payable	177,752
Liabilities related to consolidated inventory not owned	12,902
Senior notes payable and other debts	4,118,190
Other liabilities	549,522
Total homebuilding liabilities	4,858,366
Financial services liabilities	173,617

Total liabilities assumed	5,031,983

Noncontrolling interests	13,892

Fair value of net assets acquired	6,167,565